Exhibit 99.1

 For Immediate Release

MAGUIRE PROPERTIES REPORTS
SECOND QUARTER 2004 FINANCIAL RESULTS

LOS ANGELES, August 3, 2004 – Maguire Properties, Inc. (NYSE: MPG), a real estate investment trust, today reported net income available to common shareholders for the quarter ended June 30, 2004 of $4.3 million, or $0.10 per basic and diluted share. Funds from operations (FFO) available for common shareholders for the second quarter were $21.0 million, or $0.50 per basic and $0.49 per diluted share. For the second quarter of 2004, the weighted average number of basic and diluted common shares outstanding was 42,334,249 and 42,487,711 respectively.

As previously announced, Maguire Properties acquired the Park Place office campus in April 2004 and the remaining Park Place mixed-use property and development site subsequent to the end of the second quarter. The Park Place development is 105-acres of mixed-use space being developed over the next five to seven years pursuant to a Development Agreement with the City of Irvine. Through these two acquisitions, Maguire Properties has completed the assemblage of one of the most desirable large scale, mixed-use developments in the U.S., which will contain more than 5.0 million square feet of office, retail, residential and other uses upon completion.

During the second quarter, Maguire Properties completed new leases and renewals for approximately 307,500 square feet. The leases and renewals executed during the quarter included an early lease renewal with law firm Munger, Tolles & Olsen at the KPMG Tower for approximately 161,000 square feet through 2022. This was an increase of about 35,000 square feet from Munger, Tolles & Olsen’s prior lease. The Company also completed a new lease with East West Bancorp in Plaza Las Fuentes for approximately 56,000 square feet through 2019, which will expand to about 66,000 square feet. A new lease was completed with Bingham McCutchen at the KPMG Tower for approximately 27,000 square feet through 2013. Bingham McCutchen also currently occupies approximately 78,000 additional square feet at the KPMG Tower and 77,000 square feet at One California Plaza. In addition, at the Park Place office campus, a lease renewal was executed with Samsung Electro-Mechanics for approximately 19,000 square feet through 2009.

Mr. Richard Gilchrist, President and Co-Chief Executive Officer commented, “We generated results for the second quarter which were ahead of our expectations. Leasing activity remained steady in our markets during the quarter. We were particularly pleased to have executed a lease renewal with Munger, Tolles & Olsen, which virtually completes our early renewal strategy for our properties in Downtown Los Angeles. Two sizable leases were also completed in Pasadena at Plaza Las Fuentes and the Park Place office campus. Our overall portfolio at the end of the second quarter, including the Park Place office campus, was 92.8% leased. Acquisitions continued to be an integral component of our growth strategy, and the acquisition of the Park Place office campus in April enabled us to make a significant entry into the fast-growing Orange County market and expand our portfolio of premier office properties. We are also delighted to have recently acquired the Park Place mixed-use property and development sites that, combined with our earlier office campus acquisition, will allow us to maximize the property’s potential returns.”

The Company currently owns a portfolio, including Park Place II, totaling 13.0 million square feet consisting of 11 office properties with approximately 9.1 million net rentable square feet, a 350-room hotel with 266,000 square feet, and total on- and off-site structured parking of approximately 3.7 million square feet, plus surface parking, which in total accommodates a capacity of over 19,000 vehicles. The Company also owns development sites with an estimated total build out potential of approximately 2.0 million square feet of mixed-use space as well as an undeveloped two-acre land parcel adjacent to an existing office property that can support future office development.

EPS and FFO Per Share Projections
The Company’s guidance for the third quarter and the full year of 2004 for earnings per share (EPS) (diluted) and funds from operations (FFO) per share (diluted) is set forth and reconciled below. The prior full-year 2004 guidance for FFO per share of $2.07 to $2.17 and net income per share of $0.57 to $0.77 has been adjusted to reflect the Company’s slower than expected investment of the preferred offering proceeds, the acquisition of Park Place II and the somewhat lower than expected occupancy gains.

	Third Quarter 2004	Full-Year 2004
	(Low – High)	(Low – High)
Projected net income per common share (diluted)	$0.04 -$0.07	$0.30-$0.39
Add:
Real estate depreciation and amortization	$0.47 - $0.45	$1.68-$1.64
Projected funds from operations per common share (diluted)	$0.51 - $0.52	$1.98-$2.03

The foregoing estimates reflect management’s view of current and future market conditions, including certain assumptions with respect to rental rates, occupancy levels and acquisitions. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Teleconference and Webcast
Maguire Properties will conduct a conference call and audio web cast at 10:00 A.M. Pacific Time (1:00 P.M. Eastern Time) tomorrow to discuss the financial results of the second quarter and provide a company update. The conference call can be accessed by dialing 800-443-9874 (Domestic), or 706-634-1231 (International). A replay will be available through August 11, 2004 by dialing 800-642-1687 (Domestic) or 706-645-9291 (International). The required passcode for the replay is 8656931. The live conference call and replay can be accessed via audio web cast at the Investor Relations section of the Company’s web site, located at www.maguireproperties.com, or through CCBN at www.fulldisclosure.com.

An updated presentation on the Park Place II acquisition including an estimated valuation of the project, as well as the Company’s second quarter supplemental package, may be accessed in the investor relations section of Maguire Properties’ web site at www.maguireproperties.com.

About Maguire Properties, Inc.
Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market. Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing. For more information on Maguire Properties, visit the Company’s website located at www.maguireproperties.com.

Business Risks
This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; failure to manage effectively the Company’s growth and expansion into new markets to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with our company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the Form 10 K filed by the Company with the Securities and Exchange Commission on March 30, 2004. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties
Peggy Moretti
Vice President, Investor Relations
(213) 613-4558
or
Financial Dynamics:
	Investors:	Leigh Parrish, Teresa Thuruthiyil
(415) 439-4521
	Media:	Chris Toth
(415) 439-4503

MAGUIRE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2004	December 31, 2003

	(unaudited)
ASSETS
Investments in real estate:
Land	$203,175	$170,285
Acquired ground lease	30,425	30,425
Buildings and improvements	1,535,406	1,346,923
Tenant improvements	148,650	130,629
Furniture, fixtures, and equipment	8,580	5,639

	1,926,236	1,683,901
Less: accumulated depreciation and amortization	(161,594)	(130,452)

Net investments in real estate	1,764,642	1,553,449

Cash and cash equivalents	158,628	43,735
Restricted cash	37,901	39,164
Rents and other receivables	6,782	7,887
Deferred rents	18,103	14,129
Due from affiliates	3,566	2,607
Deferred leasing costs, net	115,889	74,908
Deferred loan costs, net	24,868	23,659
Acquired above market leases	42,810	43,182
Other assets	20,107	3,198

Total assets	$2,193,296	$1,805,918

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage loans	$1,284,250	$1,161,250
Other secured loans	91,000	50,000
Accounts payable and other liabilities	65,090	58,216
Dividends and distributions payable	24,692	21,458
Capital leases payable	5,985	6,537
Acquired lease obligations	75,792	76,455

Total liabilities	1,546,809	1,373,916

Minority interests	82,969	88,578

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
7.625% Series A Cumulative Redeemable Preferred Stock, $25.00
liquidation preference, 10,000,000 shares issued and outstanding	100	–
Common Stock, $0.01 par value, 100,000,000 shares authorized,
42,787,125 and 42,645,711 shares issued and outstanding at
June 30, 2004 and December 31, 2003, respectively	428	426
Additional paid in capital	646,985	406,133
Unearned and accrued stock compensation, net	(3,153)	(3,800)
Accumulated deficit and dividends	(89,808)	(65,884)
Accumulated other comprehensive income, net	8,966	6,549

Total stockholders' equity	563,518	343,424

Total liabilities, minority interests and stockholders' equity	$2,193,296	$1,805,918

MAGUIRE PROPERTIES, INC. AND
MAGUIRE PROPERTIES PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THE COMPANY	THE COMPANY	THE PREDECESSOR

	Three months ended June 30, 2004	Period June 27, 2003 through June 30, 2003	Period April 1, 2003 through June 26, 2003

Revenues:
Rental	$47,285	$1,306	$14,334
Tenant reimbursements	18,793	576	5,886
Hotel operations	5,285	175	4,250
Parking	8,324	227	2,597
Management, leasing and development
services to affiliates	956	21	861
Interest and other	516	2,336	179

Total revenues	81,159	4,641	28,107

Expenses:
Rental property operating and maintenance	17,212	574	6,094
Hotel operating and maintenance	3,574	143	3,358
Real estate taxes	5,532	144	1,387
Parking	2,224	88	644
General and administrative	5,391	14,131	3,614
Depreciation and amortization	21,043	404	5,876
Interest	15,312	840	12,756
Loss from early extinguishment of debt	–	44,329	6,667
Other	671	3,920	7,905

Total expenses	70,959	64,573	48,301

Income (loss) before equity in net income of
real estate entities and minority interest	10,200	(59,932)	(20,194)

Equity in net income of real estate entities	–	6	754

Income (loss) before minority interests	10,200	(59,926)	(19,440)
Minority interests	1,114	(13,684)	131

Net income (loss)	9,086	(46,242)	(19,571)
Preferred stock dividends	4,766	–	–

Net income (loss) allocable to common shareholders	$4,320	$(46,242)	$(19,571)

Basic income (loss) per share available to common shareholders	$0.10	$(1.25)
Diluted income (loss) per share available to common shareholders	$0.10	$(1.25)

Weighted-average common shares outstanding:
Basic	42,334,249	36,853,421

Diluted	42,487,711	36,853,421

MAGUIRE PROPERTIES, INC. AND
MAGUIRE PROPERTIES PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THE COMPANY	THE COMPANY	THE PREDECESSOR

	Six months ended June 30, 2004	Period June 27, 2003 through June 30, 2003	Period January 1, 2003 through June 26, 2003

Revenues:
Rental	$86,126	$1,306	$28,732
Tenant reimbursements	38,653	576	13,367
Hotel operations	10,484	175	8,738
Parking	15,967	227	5,637
Management, leasing and development
services to affiliates	1,653	21	2,349
Interest and other	1,367	2,336	234

Total revenues	154,250	4,641	59,057

Expenses:
Rental property operating and maintenance	32,507	574	12,277
Hotel operating and maintenance	7,285	143	6,863
Real estate taxes	10,852	144	2,962
Parking	4,303	88	1,295
General and administrative	9,154	14,131	7,226
Depreciation and amortization	38,125	404	11,387
Interest	29,422	840	24,853
Loss from early extinguishment of debt	–	44,329	6,667
Other	1,344	3,920	8,049

Total expenses	132,992	64,573	81,579

Income (loss) before equity in net income of
real estate entities and minority interest	21,258	(59,932)	(22,522)

Equity in net income of real estate entities	–	6	1,648

Income (loss) before minority interests	21,258	(59,926)	(20,874)
Minority interests	2,643	(13,684)	275

Net income (loss)	18,615	(46,242)	(21,149)
Preferred stock dividends	8,367	–	–

Net income (loss) allocable to common shareholders	$10,248	$(46,242)	$(21,149)

Basic income (loss) per share available to common shareholders	$0.24	$(1.25)
Diluted income (loss) per share available to common shareholders	$0.24	$(1.25)

Weighted-average common shares outstanding:
Basic	42,332,085	36,853,421

Diluted	42,494,029	36,853,421

MAGUIRE PROPERTIES, INC.
FUNDS FROM OPERATIONS (a)

	Three Months Ended June 30, 2004	Six Months Ended June 30, 2004

	(in thousands, except	(in thousands, except
	for per share amounts)	for per share amounts)

Reconciliation of net income to funds from operations:
Net income allocable to common shareholders	$4,320	$10,248
Adjustments:
Minority interests	1,114	2,643
Real estate depreciation and amortization	20,982	37,973

Funds from operations allocable to common shareholders: and Unit Holders (FFO)	$26,416	$50,864

Company share of FFO (b)	$21,000	$40,435

FFO per share - basic	$0.50	$0.96

FFO per share - diluted	$0.49	$0.95

(a)
We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, extraordinary items, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)	Based on a 79.5% interest in operating partnerships for the three and six months ended June 30, 2004.